Exhibit 99.1

Company Contact	Investor Contact
Scott Davidson	Brett Maas
Chief Financial Officer	Managing Partner
Natural Health Trends Corp.	Hayden IR
Tel: 972-241-4080	Tel: 646-536-7331
scott.davidson@nthglobal.com	brett@haydenir.com

For Immediate Release

Natural Health Trends Reports Second Quarter 2013 Financial Results

Operating and Net Income Increased 7% Over Last Year

DALLAS, TX, August 6, 2013 -- Natural Health Trends Corp. (OTCQB: NHTC), a leading direct selling company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced financial results for the quarter and six months ended June 30, 2013.

Second Quarter Financial Highlights

●

Total revenues were $10.6 million compared to $11.0 million in the second quarter last year, and up sequentially from the $8.7 million in the first quarter. This was the second consecutive sequential quarterly increase in revenues. The year-over-year decrease in revenues for the second quarter reflects a change in the Company's promotional plans, which deploy a full-year cash incentive this year, while last year’s comparable campaign ended at the end of June. Additionally, a price increase in Hong Kong for Premium Noni Juice™ may have accelerated orders into the second quarter last year.

●	Operating income was $948,000, an increase of 7% compared to $889,000 last year.

●	Net income was $904,000, or $0.08 per diluted share, compared to $846,000, or $0.08 per diluted share last year.

●	Cash and cash equivalents increased to $6.7 million as of June 30, 2013 from $4.2 million at December 31, 2012.

●	Net working capital turned positive for the first time since early 2007.

Year-to-Date Financial Highlights

●	Total revenues for the six months ended June 30, 2013 were $19.2 million compared to $20.1 million in the same period last year.

●	Operating income for the first six months was $1.2 million compared to $1.4 million in the same period last year.

●	Year-to-date net income was $1.2 million, or $0.11 per diluted share, compared to $1.4 million, or $0.12 per diluted share in the same period last year.

“We are excited to have kept pace with an exceptional first half of 2012, which was a huge 62% increase over 2011, and we have delivered multiple consecutive quarters of sequential revenue increases,” said Chris Sharng, President of Natural Health Trends Corp. “We are well positioned to deliver a strong second-half of the year.”

Operational Highlights

●	The Company continued to make numerous launches of new products:
o	Triotien™ and HerBalance™ at the April Russia event
o	Floraeda Hydrating Primer™, all natural and organic skin care line primer, in China in May
o	Single-serve, 2 oz. travel/sample size Premium Noni™ foil pouch in Hong Kong in June
o	LivaPro™ in our herbal product line at the July Hong Kong event
●	Our busy promotional events around the world included:
o	Introduction of the Personal Consumption Program at the April St. Petersburg, Russia event
o	A multi-city European incentive trip for Hong Kong qualifiers, visiting Paris, London, Brussels and Amsterdam in May
o	This year’s first Fly High training event in Yunnan, China in May
o	A well-attended Hong Kong Success Forum in early July

“We continue to place great emphasis on our product offering, rolling out new products and supporting our existing lines,” Mr. Sharng continued. “This quarter we were pleased to announce exclusive multi-level marketing distribution rights for one of our top selling products, Alura by NHT Global. The exclusive arrangement states that we are the sole organization in our industry with the right to offer Alura’s proprietary, patented formula under any brand name. To support this announcement to the field, Dr. Ronald J. Thompson will be a featured guest at many of our upcoming events and trainings held in our markets around the world. These activities, and the many others we have planned for the remainder of the year, provide avenues for member growth, opportunities for learning and sharing, and give our established leaders tools they need to succeed.”

Shareholder Conference Call

Management will conduct a conference call to discuss its financial results for the period ended June 30, 2013.

Details of the call are as follows:

●	Date: Tuesday, August 6, 2013
●	Time: 4:30 p.m. ET/3:30 p.m. CT
●	Dial-in number: 1-877-941-1428 (domestic) 1-480-629-9665 (international)
●	Webcast link: http://public.viavid.com/index.php?id=105577

A replay will be available from 7:30 p.m. ET on August 6 through 11:59 p.m. ET on August 13, by dialing 1-877-870-5176 (domestic) and 1-858-384-5517 (international) and referencing replay pin number 4633616.

About Natural Health Trends Corp.

Natural Health Trends Corp. is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, North America, and Europe. The company markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand. Additional information can be found on the company's website, .

Forward Looking Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption "Risk Factors" in our Annual Report on Form 10-K filed on March 12, 2013, with the Securities and Exchange Commission. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

-- Tables follow --

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Data)

	December 31, 2012	June 30, 2013
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,207	$6,695
Accounts receivable	122	172
Inventories, net	867	1,031
Other current assets	641	515
Total current assets	5,837	8,413
Property and equipment, net	121	136
Goodwill	1,764	1,764
Restricted cash	239	223
Other assets	258	249
Total assets	$8,219	$10,785

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,385	$1,626
Income taxes payable	10	37
Accrued distributor commissions	1,308	1,768
Other accrued expenses	1,688	2,057
Deferred revenue	836	1,120
Deferred tax liability	92	92
Other current liabilities	991	979
Total current liabilities	6,310	7,679
Commitments and contingencies
Stockholders’ equity:
Preferred stock	124	111
Common stock	11	11
Additional paid-in capital	80,584	80,629
Accumulated deficit	(78,708)	(77,517)
Accumulated other comprehensive loss:
Foreign currency translation adjustments	(102)	(128)
Total stockholders’ equity	1,909	3,106
Total liabilities and stockholders’ equity	$8,219	$10,785

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In Thousands, Except Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013

Net sales	$10,980	$10,598	$20,070	$19,249
Cost of sales	2,884	2,570	5,283	4,798
Gross profit	8,096	8,028	14,787	14,451
Operating expenses:
Distributor commissions	4,886	4,443	8,577	8,117
Selling, general and administrative	2,313	2,609	4,750	5,054
Depreciation and amortization	8	28	20	40
Total operating expenses	7,207	7,080	13,347	13,211
Income from operations	889	948	1,440	1,240
Other income (expense), net	2	(28)	(61)	(21)
Income before income taxes	891	920	1,379	1,219
Income tax provision	45	16	26	28
Net income	846	904	1,353	1,191
Preferred stock dividends	(4)	(4)	(8)	(8)
Net income available to common stockholders	$842	$900	$1,345	$1,183

Income per share – basic and diluted	$0.08	$0.08	$0.12	$0.11

Weighted-average number of shares outstanding:
Basic	10,919	11,131	10,891	11,100
Diluted	11,219	11,269	11,208	11,265

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In Thousands)

	Six Months Ended June 30,
	2012	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,353	$1,191
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20	40
Stock-based compensation	40	53
Changes in assets and liabilities:
Accounts receivable	(118)	(60)
Inventories, net	(170)	(183)
Other current assets	(97)	110
Other assets	(6)	(1)
Accounts payable	271	242
Income taxes payable	55	28
Accrued distributor commissions	347	483
Other accrued expenses	278	382
Deferred revenue	661	297
Other current liabilities	(48)	(4)
Net cash provided by operating activities	2,586	2,578

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(65)	(57)
Decrease in restricted cash	494	–
Net cash provided by (used in) investing activities	429	(57)

CASH FLOWS FROM FINANCING ACTIVITIES
Repurchase of common stock	–	(21)
Net cash used in financing activities	–	(21)

Effect of exchange rates on cash and cash equivalents	5	(12)
Net increase in cash and cash equivalents	3,020	2,488
CASH AND CASH EQUIVALENTS, beginning of period	1,617	4,207
CASH AND CASH EQUIVALENTS, end of period	$4,637	$6,695

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